CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We  consent to the use, in the report on Form 10-K of China Health Resource, Inc. of our report dated April  14, 2010 on our audit of the financial statements of China Health Resource,  Inc. as December 31, 2009 and 2008, and the related consolidated statement of operations, shareholders' equity and cash flows for the years ended December 31, 2009 and 2008, and the reference to us under the caption "Expert."

/s/ Lake & Associates, CPA's LLC
Lake & Associates, CPA's LLC
Schaumburg, Illinois

April 15, 2010